	Selected aggregate mortgage pool data
		Weighted Average	Min	Max
	1st Lien	235867.86	49861.17	1179123.23
	2nd Lien	53101.31	19979.75	171836.47
	with silent seconds	266305.28	49952.65	896083.7
	Gross Coupon	8.31	5.75	13.5
	Original LTV	83	10.99	100
	Original CLTV	89.19	10.99	100
	Original CLTV with silent seconds	89.19	10.99	100
	FICO	618.7	500	814
	DTI	41	1	55
	ARM %	81.19
	FRM %	18.81
	Loan size	227787.09	20000	1180000

table 1	Range of credit scores	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	400 - 424
	425 - 449
	450 - 474
	475 - 499
	500 - 524	383	70243238.2	6.29	18.8	2.31	2.18	0		512	77.66	78.79	0.47
	525 - 549	462	92509356.62	8.28	23.88	1.38	2.1	0		537	79.35	80.42	1.15
	550 - 574	519	102935998.3	9.22	19.2	1.85	3.22	0		561	82.39	83.58	2.81
	575 - 599	458	91130536.88	8.16	20.83	0.81	1.63	0		587	82.25	82.98	5.14
	600 - 624	934	205923321.5	18.44	30.9	0.91	1.18	29.38		612	84.04	91.02	4.99
	625 - 649	904	223803809.1	20.04	39.93	0.82	0.87	38.72		637	83.8	93.75	7.67
	650 - 674	621	163585095.4	14.65	40.57	0.48	0.76	35.19		660	83.86	93.53	8.05
	675 - 699	328	90972667.01	8.15	42.33	0.31	0.64	27.02		686	84.32	93.56	14.72
	700 - 724	170	42869587.54	3.84	44.35	0.61	1.05	20.67		710	86.8	94.36	18.84
	725 - 749	70	18110097.92	1.62	26.48	1.74	0.99	26.19		737	87.05	92.71	17.57
	>750	57	14509850.73	1.3	34.16	1.11	0	7.93		769	79.87	82.08	32.8

table 2a	CLTV (with silent seconds)	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	< 15.00	1	49932.66	0	100	0	0	0		587	10.99	10.99	0
	15.01 - 20.00	2	134596.19	0.01	0	0	0	0		558	18.77	18.77	0
	20.01 - 25.00	5	465721.28	0.04	68.63	0	0	0		614	22.14	22.14	0
	25.01 - 30.00	8	1244041.44	0.11	68.18	0	0	0		649	27.03	27.16	0
	30.01 - 35.00	11	2196440.34	0.2	79.93	0	0	7.51		656	32.2	32.2	0
	35.01 - 40.00	14	2204824.42	0.2	50.86	0	0	4.99		579	37.73	37.73	3.49
	40.01 - 45.00	25	4796543.59	0.43	29.44	0	0	0		591	43.28	43.28	0
	45.01 - 50.00	46	8417224.57	0.75	50	0	0	3.56		590	47.77	47.77	0.83
	50.01 - 55.00	54	10653011.45	0.95	24.76	0	1.12	2.04		618	52.7	52.79	0
	55.01 - 60.00	62	11258411.48	1.01	17.92	0.59	1.86	6.19		595	57.56	57.56	0
	60.01 - 65.00	52	12202813.46	1.09	22.41	0	1.21	13.29		591	62.97	62.97	4.53
	65.01 - 70.00	102	20621651.24	1.85	29.59	0.39	0.67	0		548	68.8	68.8	1.86
	70.01 - 75.00	219	51158382.9	4.58	25.17	0.34	0.57	2.74		552	74.27	74.27	1.99
	75.01 - 80.00	554	119380316.9	10.69	23.12	0.9	1.28	5.82		574	79.31	79.31	7.21
	80.01 - 85.00	462	111857900.2	10.02	25.71	0.6	1.02	16.7		605	84.23	84.23	6.5
	85.01 - 90.00	1,139	256268130.5	22.95	22.82	1.63	2.17	15.25		625	89.63	89.67	17.44
	90.01 - 95.00	533	120464190.9	10.79	18.01	2.24	1.66	20.78		635	94.24	94.71	8.19
	95.01 - 100.00	1,617	383219425.6	34.32	49.07	0.55	1.03	39.09		642	82.09	99.95	1.68
	> 100.00

table 2b	CLTV (with silent seconds INCLUDING MI (Effective LTV))	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	< 15.00	1	49932.66	0	100	0	0	0		587	10.99	10.99	0
	15.01 - 20.00	2	134596.19	0.01	0	0	0	0		558	18.77	18.77	0
	20.01 - 25.00	5	465721.28	0.04	68.63	0	0	0		614	22.14	22.14	0
	25.01 - 30.00	8	1244041.44	0.11	68.18	0	0	0		649	27.03	27.16	0
	30.01 - 35.00	11	2196440.34	0.2	79.93	0	0	7.51		656	32.2	32.2	0
	35.01 - 40.00	14	2204824.42	0.2	50.86	0	0	4.99		579	37.73	37.73	3.49
	40.01 - 45.00	25	4796543.59	0.43	29.44	0	0	0		591	43.28	43.28	0
	45.01 - 50.00	46	8417224.57	0.75	50	0	0	3.56		590	47.77	47.77	0.83
	50.01 - 55.00	54	10653011.45	0.95	24.76	0	1.12	2.04		618	52.7	52.79	0
	55.01 - 60.00	62	11258411.48	1.01	17.92	0.59	1.86	6.19		595	57.56	57.56	0
	60.01 - 65.00	52	12202813.46	1.09	22.41	0	1.21	13.29		591	62.97	62.97	4.53
	65.01 - 70.00	102	20621651.24	1.85	29.59	0.39	0.67	0		548	68.8	68.8	1.86
	70.01 - 75.00	219	51158382.9	4.58	25.17	0.34	0.57	2.74		552	74.27	74.27	1.99
	75.01 - 80.00	554	119380316.9	10.69	23.12	0.9	1.28	5.82		574	79.31	79.31	7.21
	80.01 - 85.00	462	111857900.2	10.02	25.71	0.6	1.02	16.7		605	84.23	84.23	6.5
	85.01 - 90.00	1,139	256268130.5	22.95	22.82	1.63	2.17	15.25		625	89.63	89.67	17.44
	90.01 - 95.00	533	120464190.9	10.79	18.01	2.24	1.66	20.78		635	94.24	94.71	8.19
	95.01 - 100.00	1,617	383219425.6	34.32	49.07	0.55	1.03	39.09		642	82.09	99.95	1.68
	> 100.00

table 3	DTI	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	00.00 - 05.00	22	5877939.44	0.53	21.5	0	0	18.84		644	89.26	90.84	63.9
	05.01 - 10.00	30	6542099.7	0.59	21.65	0	0	4.59		632	85.65	87.8	40.17
	10.01 - 15.00	44	8469122.07	0.76	27.72	1.1	0	20.52		627	83.78	87.8	31.45
	15.01 - 20.00	97	17557470.49	1.57	36.49	0.89	1.31	21.13		629	81.29	85.25	29.58
	20.01 - 25.00	184	33604699.87	3.01	20.76	3.22	1.13	9.74		615	82.14	85.55	22.9
	25.01 - 30.00	341	66818138.92	5.98	23.86	2.23	0.52	20.91		612	80.94	85.27	11.68
	30.01 - 35.00	489	100234418.5	8.98	30.05	2.01	2.54	24.93		626	84.12	90	11.26
	35.01 - 40.00	824	185364278.8	16.6	32.32	0.74	1.13	24.71		622	82.66	88.81	5.88
	40.01 - 45.00	1,083	257626297	23.07	34.27	0.77	1.25	22.98		624	83.21	90.27	3.93
	45.01 - 50.00	1,641	399410734.7	35.77	34.16	0.69	1.46	22.53		616	83.98	91.01	4
	50.01 - 55.00	151	35088359.65	3.14	32.99	0.38	1.29	0		579	72.78	73.42	2.68
	55.01 - 60.00
	>60.00

table 4	Loan purpose	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	Cash Out Refi	2692	597727456.2	53.53	24.59	1.17	1.61	13.19		603	82.26	83.3	5.77
	Purchase	1972	467970673.4	41.91	41.56	0.7	0.92	32.02		638	84.1	96.84	9.12
	Rate/Term Refi	242	50895429.55	4.56	37.67	1.49	2.32	30.16		620	81.5	88.1	3.55

table 5	Occupation type	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	Investor	448	78985649.95	7.07	18.56	2.44	1.28	0		659	88.15	89.17	100
	Owner Occupied	4438	1033711755	92.58	33.41	0.88	1.36	23.56		616	82.6	89.2	0
	Second Home	20	3896154.11	0.35	17.9	0	0	13.61		643	86.28	86.7	0

table 6	Documentation type	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	Full Documentation	2959	607646975.6	54.42	25.4	1.55	1.95	21.77		605	82.38	87.1	4.61
	Stated Income	1482	387370585.2	34.69	39.15	0.38	0.79	18.51		643	84.16	91.88	11.82
	Limited Documentation	465	121575998.4	10.89	44.98	0.16	0.13	32.98		611	82.39	91.09	4.26

table 7	Property type	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	Single Family	3609	800170976	71.66	36.1	1.21	1.77	21.59		614	82.79	88.49	5.41
	PUD	552	133825325.3	11.99	15.11	0.16	0.17	22.98		616	83.85	90.31	4.63
	Condomium	424	88667598.67	7.94	32.26	0.23	0.27	29.44		638	83.83	92.91	11.17
	2 - 4 Family	321	93929659.18	8.41	24.46	1.03	0.5	15.35		642	82.78	90.08	20.83
	Manufactured housing
	Townhouse

table 8	Product Type	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	ARM - 2/18	1	51821.73	0	0	0	0	0		602	80	80	0
	ARM - 2/28	1324	265325719.1	23.76	24.24	0.65	2.71	0		597	82.8	87.63	12.65
	ARM - 2/28 - 40Yr Dual	722	207653238.2	18.6	50.95	0.25	0.45	0		622	82.96	92.2	5.54
	ARM - 2/28 - 5Yr IO	530	187535787.1	16.8	70.78	0	0	100		646	82.52	97.03	0
	ARM - 3/12	1	79530.95	0.01	0	0	0	0		587	60.02	60.02	0
	ARM - 3/17	1	319516.29	0.03	0	0	0	0		652	80	100	0
	ARM - 3/27	641	129633374.5	11.61	6.34	2.29	1.16	0		593	82.87	84.98	15.11
	ARM - 3/27 - 40Yr Dual	285	76033590.82	6.81	8.71	0.24	2.45	0		614	84.58	88.68	6.01
	ARM - 3/27 - 5Yr IO	130	38946711.21	3.49	23.86	1.48	0	100		645	85.22	90.42	0
	ARM - 5/25	4	656650.21	0.06	0	0	55.09	0		715	90.06	90.06	0
	ARM - 5/25 - 5Yr IO	2	278100	0.02	0	0	0	100		703	90	90	0
	Fixed - 10Yr	1	81545.12	0.01	0	0	0	0		650	69.9	69.9	0
	Fixed - 15Yr	26	3604967.26	0.32	11.79	2.91	0	0		648	79.73	79.73	1.79
	Fixed - 20Yr	23	2802818.8	0.25	12.94	5.81	0	0		627	73.32	73.32	8
	Fixed - 25Yr	14	2433322.33	0.22	11.69	0	0	0		668	81.51	81.51	0
	Fixed - 30Yr	1037	151824333.2	13.6	14.56	2.95	2.14	0		630	82.89	83.8	6.04
	Fixed - 30Yr - 40Yr Dual	108	32028090.12	2.87	18.67	1.12	0	0		612	82.26	83.45	0.95
	Fixed - 30Yr - 5Yr IO	56	17304442.13	1.55	26.19	0	0	100		656	85.55	86.72	0

table 9	IO's	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	No	4188	872528518.7	78.14	24.54	1.2	1.73	0		611	82.95	87.5	9.05
	Yes	718	244065040.5	21.86	60.05	0.24	0	100		646	83.17	95.24	0

table 10	IO Term	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	No	4188	872528518.7	78.14	24.54	1.2	1.73	0		611	82.95	87.5	9.05
	24
	36
	60	718	244065040.5	21.86	60.05	0.24	0	100		646	83.17	95.24	0
	>60

table 11	Prepayment penalty	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	0	1914	410782309.8	36.79	13.78	0.65	0.45	16.22		617	83.89	88.33	8.95
	12	263	80839102.25	7.24	43.61	0.69	0.07	24.69		632	82.41	89.31	10.16
	24	1792	444887913.3	39.84	49.35	0.41	1.68	30.19		616	82.61	92.16	4.99
	30	2	403447.37	0.04	0	0	0	0		671	91.88	91.88	0
	36	935	179680786.5	16.09	27.42	3.35	3.17	12.89		623	82.18	83.74	6.58
	60

table 12	Loan size	Number of Loans	Aggregate Principal Balance	% of Deal	% California	% Ohio	% Michigan	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	0.00 - 100.000	908	63184298.45	5.66	4.56	6.63	8.35	0.41		601	85.05	87.54	18.46
	100.001 - 200.000	1695	252778546.1	22.64	5.49	2.04	2.91	9.28		604	82.32	87.04	7.95
	200.001 - 300.000	1065	262622143.7	23.52	20.92	0.34	0.38	17.05		614	83.18	88.87	6.64
	300.001 - 400.000	615	213377528.8	19.11	43.97	0.16	0.49	26.69		627	83.54	90.45	7.27
	400.001 - 500.000	346	156161394.9	13.99	57.94	0.3	0.27	33.81		629	82.5	90.67	6.51
	500.001 - 600.000	173	94520816	8.47	65.29	0	0	43.94		635	83	92.53	2.84
	600.001 - 700.000	67	43022715.78	3.85	70.31	0	0	44.91		640	83.53	91.48	1.47
	700.001 - 800.000	19	14011562.39	1.25	51.91	0	0	15.67		634	82.37	86.74	0
	> 800.001	18	16914553.02	1.51	32.18	0	0	16.38		630	79.73	80.49	4.77

table 13	Geographic distribution	Number of Loans	Aggregate Principal Balance	% of Deal	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	California	987	360675844.1	65.12	40.64		632	81.26	91.22	4.06
	Florida	633	136704904.9	24.68	16.26		618	81.82	88.18	7.43
	Michigan	140	15096641.05	2.73	0		591	87.33	90.15	6.68
	Ohio	100	11061644.2	2	5.21		596	87.81	90.96	17.41
	Texas	243	30314434.06	5.47	5.46		592	86.43	88.6	8.89

table 14	Geographic distribution (<575 credit score)	Number of Loans	Aggregate Principal Balance	% of Deal	% IOs	% Neg Am	WA FICO	WA LTV	WA CLTV	% Investor	% PMI
	California	159	55058044.24	49.01	0		540	76.46	77.52	3.14
	Florida	164	33802633.69	30.09	0		540	78.02	78.64	1.73
	Michigan	63	6782896.46	6.04	0		541	85.67	88.21	2.91
	Ohio	45	4808050.49	4.28	0		540	85.39	88.63	1.56
	Texas	100	11891901.55	10.59	0		539	82.66	84.68	0

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